As filed with the Securities and Exchange Commission on November 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Total System Services, Inc.

(Exact name of each registrant as specified in its charter)

Georgia	58-1493818
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One TSYS Way

Columbus, Georgia 31901

(706) 644-6081

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Kathleen Moates

Senior Deputy General Counsel

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

(706) 644-6081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller report company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.10 per share	1,000,000	$71.57(2)	$71,570,000(2)	$8,911

(1)	Pursuant to Rule 416 under the Securities Act, the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee. This amount was calculated in accordance with Rule 457(c) of the Securities Act and based on the average high and low sale prices of the registrant’s common stock as reported on the New York Stock Exchange on October 31, 2017.

PROSPECTUS

TSYS Dividend Reinvestment and Direct Stock Purchase Plan

This Prospectus describes the Total System Services, Inc. Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). The Plan promotes long-term ownership in Total System Services, Inc. (“TSYS”) by offering:

•	A simple, cost-effective method for purchasing shares of TSYS stock directly from TSYS;

•	A way to increase your holdings in TSYS by reinvesting your cash dividends; and

•	The opportunity to purchase additional shares by making optional cash investments.

You do not have to be a current shareholder of TSYS to participate in the Plan. You can purchase your first shares of TSYS stock through the Plan by making an initial investment of $250 or more.

This Prospectus relates to 1,000,000 shares of TSYS common stock, par value $0.10 per share, offered for purchase under the Plan. TSYS stock is listed on the New York Stock Exchange (“NYSE”), under the trading symbol “TSS.” On November 2, 2017, the closing price of TSYS stock was $72.17 per share.

Shares of stock offered pursuant to the Plan will, at the election of TSYS, either be purchased in the open market or issued directly by TSYS from authorized but unissued shares or treasury shares. If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased to satisfy Plan requirements after the deduction of any applicable trading and service fees. If the shares are purchased from TSYS, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the NYSE for the day the shares are purchased.

Investing in TSYS stock involves risks. You should carefully consider the risks discussed in this Prospectus and in our filings with the Securities and Exchange Commission before enrolling in the Plan.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 3, 2017.

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About this Prospectus

This Prospectus replaces and supersedes the Prospectus describing the TSYS Dividend Reinvestment and Direct Stock Purchase Plan dated November 7, 2014.

Unless the context otherwise requires, in this Prospectus “TSYS,” “we,” “our” and “us” refer to Total System Services, Inc. and its subsidiaries. You should rely only on the information contained or incorporated by reference in this Prospectus. Neither we nor American Stock Transfer & Trust Company, LLC, the Plan administrator, have authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in this Prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this Prospectus nor any sale made under this Prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information contained in this Prospectus or any document incorporated by reference is accurate as of any date other than on the date on the front cover of the applicable document, regardless of the time of delivery of this Prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

About Total System Services, Inc.

We are a global payment solutions provider that provides payment processing services, merchant services and related payment services to financial and nonfinancial institutions, generally under long-term processing contracts. In addition, we provide general purpose reloadable prepaid cards, payroll cards, demand deposit accounts and other financial service solutions to the underbanked and other consumers and businesses. The services we provide are divided into three operating segments, Issuer Solutions, Merchant Solutions and NetSpend. Through our Issuer Solutions segment, we process information through our cardholder systems for financial institutions and nonfinancial organizations throughout the United States and internationally. We provide these services to clients in the United States, Canada, Mexico, the Caribbean, Europe, India, Middle East, Africa, Asia Pacific and Latin America. Our Merchant Solutions segment provides merchant services to merchant acquirers and merchants primarily in the United States. Our Netspend segment provides financial service solutions to consumers and businesses in the United States. Our principal executive offices are located at One TSYS Way, Columbus, Georgia 31901 and our telephone number is (706) 644-6081. We maintain a website at www.tsys.com. None of the information on our website is part of this Prospectus.

We provide a more detailed description of our business and important factors that could affect our financial performance in our Annual Report on Form 10-K and other reports filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information About TSYS.”

Risk Factors

Investing in our stock involves risks. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC, which is incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus, including the risks set forth under “Cautionary Statement Regarding Forward Looking Statements”, “Am I protected against losses?” and “What other risks will I face through my participation in the Plan?” below.

Cautionary Statement Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this Prospectus. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “shall” or similar expressions but are not the exclusive means of identifying these statements. These statements are based on beliefs and assumptions of our management, and on information currently available to our management.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those in the forward-looking statements contained in this Prospectus and in the information incorporated in this document. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, the following:

•	the material breach of security of any of TSYS’ systems;

•	TSYS incurs expenses associated with the signing of a significant client;

•	organic growth rates for TSYS’ existing clients are lower than anticipated whether as a result of unemployment rates, card delinquencies and charge off rates or otherwise or attrition rates of existing clients are higher than anticipated;

•	conversions and deconverions of client portfolios may not occur as scheduled;

•	risks associated with foreign operations, including adverse developments with respect to foreign currency exchange rates, and in particular with respect to the current environment, adverse developments with respect to foreign currency exchange rates as a result of the United Kingdom’s decision to leave the European Union (Brexit);

•	adverse developments with respect to entering into contracts with new clients and retaining current clients;

•	consolidation in the financial services and other industries, including the merger of TSYS clients with entities that are not TSYS processing clients, the sale of portfolios by TSYS clients to entities that are not TSYS processing clients and financial institutions which are TSYS clients otherwise ceasing to exist;

•	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on TSYS and its clients;

•	adverse developments with respect to the payment card industry in general, including a decline in the use of cards as a payment mechanism;

•	the impact of potential and completed acquisitions, particularly the completed TransFirst acquisition, including the costs associated therewith, their being more difficult to integrate than anticipated, and the inability to achieve the anticipated growth opportunities and other benefits of the acquisitions;

•	the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto;

•	the impact of the application of and/or changes in accounting principles;

•	TSYS’ inability to timely, successfully and cost-effectively improve and implement processing systems to provide new products, increased functionality and increased efficiencies;

•	TSYS’ reliance on financial institution sponsors;

•	changes occur in laws, rules, regulations, credit card association rules, prepaid industry rules, or other industry standards affecting TSYS and its clients that may result in costly new compliance burdens on TSYS and its clients and lead to a decrease in the volume and/or number of transactions processed or limit the types and amounts of fees that can be charged to customers, and in particular the Consumer Financial Protection Bureau’s (“CFPB’s”) new rule regarding prepaid financial products;

•	the success of Netspend’s business expansion strategies to offset the loss of revenue from the CFPB’s new rule regarding prepaid financial products which will depend on, among other things, the rate of adoption of Netspend’s new products both by consumers and its distribution partners, the rate of utilization of the various product features by cardholders and market and regulatory dynamics, and, in addition, the costs of compliance associated with the new rule;

•	successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive patent protection;

•	the effect of current domestic and worldwide economic and geopolitical conditions;

•	the impact on TSYS’ business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts;

•	other risk factors described in the “Risk Factors” and other sections of TSYS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the SEC; and

•	TSYS’ ability to manage the foregoing and other risks.

These forward-looking statements speak only as of the date on which they are made and TSYS disclaims any obligation to update any forward-looking statement as a result of new information, future developments or otherwise except as required by law.

Summary of the Plan

ENROLLMENT:

•	Interested investors who are not already shareholders can purchase shares through the Plan by submitting a completed Enrollment Form and making an initial investment of at least $250.

•	Shareholders with shares held in a brokerage account may participate by registering some or all of their shares directly with TSYS and submitting a completed Enrollment Form.

•	Existing registered shareholders can participate by submitting a completed Enrollment Form.

•	The Enrollment Form may be submitted in hard copy or you can enroll online by visiting www.astfinancial.com.

•	There is no fee charged to enroll in the Plan.

REINVESTMENT OF DIVIDENDS: You can reinvest all or, if you own 100 shares or more of TSYS stock, a portion of your cash dividends toward the purchase of additional shares of TSYS stock without paying trading fees. Full investment of your dividends is possible because TSYS will credit your account with both whole and fractional shares. TSYS pays dividends on both whole shares and fractional shares.

OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of TSYS stock for fees that are typically lower than those charged by stock brokers. You can invest a minimum of $50 at any one time, up to $250,000 in the aggregate per calendar year. You can pay by check or have your payment automatically withdrawn from your bank account as an individual or ongoing monthly debit. Full investment of your cash contribution is possible because TSYS will credit your account with both whole and fractional shares. TSYS pays dividends on both whole shares and fractional shares.

SAFEKEEPING OF CERTIFICATES: You can deposit your TSYS stock certificates for safekeeping at no cost to you. A certificate for the shares held in safekeeping will be sent to you, free of charge, upon request.

SELL SHARES CONVENIENTLY: If you choose to sell the TSYS stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

GIFTS OR TRANSFERS OF SHARES: You can give or transfer your TSYS shares to others through the Plan at no charge.

TRACKING YOUR INVESTMENT: You will receive a Plan statement or a notification after each transaction. Statements provide the details of the transaction and show the share balance in your Plan account. You will also have access to your account online over the Internet. You can verify your account balance, change your dividend election, conduct purchase or sale transactions or request a statement at any time by visiting www.astfinancial.com.

Administrator of the Plan

TSYS has designated American Stock Transfer & Trust Company, LLC (the “Administrator” or “AST”) to administer the Plan and act as agent for the participants.

The Administrator may be contacted as detailed below.

Inquiries

For information about the Plan:

Internet

You can obtain information about your TSYS account online via www.astfinancial.com. To gain access, you will need your Social Security number and AST ten (10) digit account number. You may also apply for a personal identification number, or PIN, online.

Telephone

You may contact the Administrator at the following toll-free number within the United States and Canada:

1-877-833-6707

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 8:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

Written Inquires

You may make written inquiries of the Administrator at the following address:

American Stock Transfer & Trust Company, LLC

Attn: Shareholder Relations Department

6201 15th Avenue

Brooklyn, New York 11219

You may also make Plan transactions by contacting the Administrator at the following address:

American Stock Transfer & Trust Company, LLC

Attn: Plan Administration Department

P.O. Box 922

Wall Street Station

New York, New York 10269-0560

Be sure to include your name, address, daytime phone number and a reference to TSYS on all correspondence.

Commonly Asked Questions

Am I eligible to join the Plan?

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

If you do not currently own any TSYS stock, you can join the Plan by making an initial investment of at least $250, but not more than $250,000. You can get started in the Plan by returning a completed Enrollment Form to the Administrator along with your check payable to Total System Services, Inc./AST or by enrolling online through AST at www.astfinancial.com, under “For Shareholders” then “Buy Shares Direct.” You can also access the Plan enrollment process from the TSYS web site, www.tsys.com, at the Shareholder Services section found under Investor Relations. Your initial investment can be made by authorizing a one-time automatic deduction or by authorizing the automatic monthly investment feature and initiating your investment with at least $50 and a commitment for at least five sequential monthly purchases. The Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement mailed to you.

If you already own TSYS stock and the shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should instruct your broker, bank, or trustee to register some or all of your TSYS shares directly in your name. You can then join the Plan by returning a completed Enrollment Form to the Administrator or by enrolling online through AST at www.astfinancial.com, under “For Shareholders” then “Buy Shares Direct.”

If you already own TSYS stock and the shares are registered in your name, you may join the Plan by returning a completed Enrollment Form to the Administrator or by enrolling online through AST at www.astfinancial.com, under “For Shareholders” then “Buy Shares Direct.”

How do I enroll?

Complete and sign the Enrollment Form included with this Prospectus and mail it to the address shown on the form or enroll online through AST at www.astfinancial.com, under “For Shareholders” then “Buy Shares Direct.” AST’s website can be accessed from the TSYS web site, www.tsys.com, at the Shareholder Services section found under Investor Relations.

Will I receive dividends?

Payment of dividends is a business decision made at the discretion of our Board of Directors based primarily upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend. Nothing in the Plan requires us to declare or pay a dividend on our stock. The TSYS Board has the right to stop paying or to change the amount of dividends at any time.

Can I have my cash dividends electronically deposited into my bank or other financial account?

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Enrollment Form and submit the form to the Administrator in hard copy or online through AST at www.astfinancial.com.” Direct deposit authorization requests will be processed as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.

Can I reinvest some or all of my dividends in TSYS stock?

If you hold less than 100 shares of TSYS stock, you may choose to have all cash dividends reinvested in additional shares of stock without paying trading fees. If you own 100 shares or more of TSYS stock, you can choose to reinvest all or a portion of the cash dividends paid on your shares without paying trading fees. Under the provisions of the Emergency Economic Stabilization Act of 2008, the Administrator is required by law to report the cost basis in shares of TSYS stock owned by you under the Plan to you as a participant in the Plan and to the Internal Revenue Service, or IRS. The IRS requires shareholders to reinvest a minimum of 10% of their dividend received on shares under the Plan each scheduled dividend payment date. You can make this election when you enroll in the Plan or at a later date. You can make or change your dividend reinvestment election at any time by notifying the Administrator. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is normally approximately 12 days prior to the payment date.)

If you own 100 shares or more of TSYS stock and you elect to reinvest your dividends, you must choose one of the following options when completing the Dividend Reinvestment section of the Enrollment Form.

Full Dividend Reinvestment: Purchase additional shares by reinvesting all of your cash dividends.

Partial Dividend Reinvestment: If you choose to reinvest less than all of your dividends, you will receive a cash dividend payment based on the number of full shares you specify and the dividends on all remaining shares will be reinvested.

If you choose partial dividend reinvestment, you can have the remaining cash portion of your dividend deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate section of the Enrollment Form or notify the Administrator. Direct deposit authorization requests will be processed as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.

Can I discontinue reinvesting my dividends?

You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. To be effective for a given dividend payment, notice must be received by the Administrator three days prior to the dividend payment date for that dividend to be paid in cash. If your request to terminate participation in the Plan is received less than three days prior to the dividend payment date, then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of your shares or have the Administrator electronically transfer your shares to your brokerage account.

Can I make additional cash investments when I want to?

You can purchase additional shares of TSYS stock by using the Plan’s optional cash investment feature. You must invest at least $50 each time and cannot invest more than $250,000 in a calendar year. Interest will not be paid on amounts held pending investment. Trading fees of $.06 per share will be deducted except when TSYS issues the shares directly.

Check: You may make optional cash investments by sending a check payable to Total System Services, Inc./AST. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement and mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 10 days from the receipt of the check. A $35 fee will be assessed for a check that is returned for insufficient funds. Additional shares may be sold from your account to cover any returned check fees charged as a result of insufficient funds. The Administrator will deduct a processing fee of $1.00 per check.

Automatic Withdrawal from your Bank Account: You may authorize an individual automatic deduction from your bank account through AST online through www.astfinancial.com for each purchase. Funds will be deducted from your bank account upon authorization. Alternatively, you may choose to make regular monthly purchases by authorizing automatic monthly withdrawals from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. The investment will be made on the next available investment date. You must notify the Administrator in writing to change or terminate automatic withdrawal. A $35 fee will be assessed if your account has insufficient funds available for withdrawal. Additional shares may be sold from your account to cover any direct debit fees charged as a result of insufficient funds. The Administrator will deduct a processing fee of $1.00 per individual automatic investment. No processing fee is charged for automatic monthly deductions.

How are shares purchased?

The Administrator will make arrangements to use initial and optional cash investments to purchase TSYS shares as promptly as practical, but at least once every five business days. The Administrator will use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan.

Source and Pricing of Shares:

Source of shares: Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by TSYS from authorized but unissued shares or treasury shares.

Shares purchased in the open market: If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased to satisfy Plan requirements after the deduction of any applicable trading and service fees. All fractional shares are calculated to three decimals and are credited to your account. For quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE for the three day period surrounding the dividend payment date. If there is no trading of TSYS stock on the NYSE for a substantial period of time during the pricing period, then TSYS will determine the price per share on the basis of such market quotations as it considers appropriate.

Shares purchased from TSYS: If the shares are purchased from TSYS, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the NYSE for the day the shares are purchased.

Timing and Control:

Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither TSYS nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan, and will bear the market risk associated with fluctuations in the price of TSYS’ stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of TSYS stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.

How are my Plan shares held?

Shares of TSYS stock that you buy under the Plan will be maintained in your Plan account in book entry form. You will receive a periodic Plan statement detailing the status of your holdings.

Can I obtain a stock certificate if I want one?

You can obtain certificates for all or some of the book-entry shares in your Plan account by notifying the Administrator.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share (less any applicable fees) will be mailed to you. The Administrator will mail a certificate to you within two business days of the receipt of your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, you will be required to make a transfer of ownership before the certificate can be issued. The signature on the transfer instructions must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as discussed under “What should I do if I want to transfer my Plan shares?” below.

Any TSYS shareholder may use the Plan’s “safekeeping” service to deposit his or her TSYS stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares feature of the Plan. Certificates will be issued upon request to the Administrator.

To use the safekeeping service, send your certificates to the Administrator by registered mail or traceable delivery service with written instructions to deposit them in safekeeping. Do not endorse the certificates or complete the assignment section.

How can I sell my shares?

You may sell any number of shares held in your Plan account by notifying AST. Requests for sales of Plan shares are processed daily. If a request is received via the Internet or the active voice response system before 4:00 p.m. Eastern Time, the sale of shares will be processed the following business day and shares sold the business day following the date the sale was processed. The sale price will be the weighted average price of all shares sold for the Plan participants during that period. You will receive the proceeds of sale, less a $15.00 transaction fee, a $0.10 per share trading fee, and any required tax withholding.

You can choose to sell your shares through a stockbroker of your choice by requesting a certificate for your shares from the Administrator and delivering it to your broker. If you wish to transfer shares electronically to your brokerage account, please contact the Administrator.

Please note that if your total registered holdings fall below one share, the Administrator may liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

Timing and Control: Because the Administrator will sell the shares on behalf of the Plan, neither TSYS nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of TSYS’ stock. That is, if you send in a request to sell shares, it is possible that the market price of TSYS stock could go down or up before the stock is sold. In addition, you will not earn interest on a sales transaction.

What should I do if I want to transfer my TSYS shares out of the Plan?

You can transfer TSYS shares to anyone you choose. You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. In order to transfer the ownership of all or part of the whole shares of TSYS stock held in your Plan account, you must mail the Administrator instructions along with a properly signed stock power. The stock power form can be obtained from the Administrator, a bank or a stockbroker. You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power. The Administrator will automatically place such new accounts in full dividend reinvestment status. The recipients of gifts or transfers, at their discretion, may then elect another option. The Administrator will send recipients of gifts or transfers a notice of such transfer.

How can I track my investments?

If you hold 100 or more shares of TSYS stock and participate in dividend reinvestment, the Administrator will provide you with a quarterly statement providing detail of each quarterly dividend reinvestment and other transactions (shares purchased, amounts invested, purchase prices) for your account including year-to-date share balance and other account information. If you hold less than 100 shares of TSYS stock, the Administrator will provide you with you an annual statement providing detail of each quarterly dividend reinvestment as well as any other transactions during the year. Supplemental statements or notices will be sent when you make an initial or optional cash investment, or a safekeeping deposit, transfer or withdrawal of shares. You may also view your Plan account and order duplicate statements through AST at www.astfinancial.com.

If you do not participate in dividend reinvestment, the Administrator will mail you a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan but have no transactions, the Administrator will provide information regarding your holdings on your quarterly dividend check stub or, if you participate in direct deposit of your dividend, on your deposit advice stub.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Am I protected against losses?

Your investment in the Plan is no different from any investment in shares held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. The market price of our stock varies. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.

What other risks will I face through my participation in the Plan?

The following summary identifies several of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

•	There is no price protection for your shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

•	You have no control over the share price or timing of the sale or purchase of shares under the Plan. You cannot designate a specific price or date at which to sell or purchase Plan shares. As a result, if you send in an initial or optional cash payment, the market price of our stock could either increase or decrease before your funds are used to purchase shares. In addition, you will not know the exact number of shares purchased until after the investment date. Similarly, the market price of our stock could increase or decrease between the time you direct the Administrator to sell Plan shares and when the Administrator executes the sale on your behalf.

•	We can issue shares of preferred stock that may adversely affect your rights as a holder of the common stock. Our certificate of incorporation currently authorizes the issuance of preferred stock. Our Board of Directors is authorized to approve the issuance of one or more series of preferred stock without further authorization of our shareholders and to fix the number of shares, the designations, the relative rights and the limitations of any series of preferred stock. As a result, our Board, without shareholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of the common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in our control.

•	You will not earn any interest on your dividends or cash pending investment. No interest will be paid on dividends, cash or other funds held by the Administrator pending investment or disbursement.

Plan Service Fees

Enrollment Fee For New Investors	No Charge

Purchase Of Shares	Trading fee $0.06 per share

Sale Of Shares (partial or full):

Transaction Fee	$15.00 per sale transaction

Trading Fee	$0.10 per share

Reinvestment Of Dividends	No Charge

Optional Cash Investments:

Via Check	$1.00 per investment

Via Individual Electronic Investment	$1.00 per investment

Via Monthly Automatic Investment	No Charge

Trading Fee	$0.06 per share

Gift Or Transfer Of Shares	No Charge

Safekeeping Of Stock Certificates	No Charge

Certificate Issuance	No Charge

Returned Checks Or Rejected

Automatic Deductions	$35.00 per check or deduction

Duplicate Statements:

Current year	No Charge

Prior year(s)	$20.00 flat fee per request

The Administrator will deduct the applicable fees from either the investments or proceeds from a sale. All fees set forth above are subject to change following appropriate notice to Plan participants.

U.S. Federal Income Tax Information

The following is only a summary of the U.S. federal income tax consequences of participation in the Plan. It is written as of the date of this Prospectus and tax laws and regulations may change. Also, this summary may not reflect every possible situation that could result from participating in the Plan. Accordingly, you should consult with your own tax advisor with respect to the federal, state, local, foreign and withholding tax consequences applicable to your particular situation.

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the IRS as dividend income.

You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends the appropriate amount determined in accordance with U.S. Treasury regulations. An applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional stock.

Use of Proceeds

We will receive proceeds from purchases of our stock under the Plan only if the shares purchased are newly issued shares of our stock or issued from treasury. We will not receive proceeds from purchases under the Plan if the shares are acquired in open market purchases for delivery under the Plan. Any proceeds that we receive from purchases of newly issued or treasury shares will be used for general corporate purposes. We cannot estimate the amount of these proceeds at this time.

Where You Can Find More Information About TSYS

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information.

We make available free of charge our SEC filings through our Internet website (http://www.tsys.com) as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about TSYS on our website. The information on our website is not a part of this Prospectus.

We have filed with the SEC a registration statement on Form S-3 to register the shares of TSYS stock offered hereby. This Prospectus is part of the registration statement. As allowed by SEC rules, this Prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement. For further information regarding TSYS, investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.

The SEC allows us to “incorporate by reference” into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this Prospectus, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference into or otherwise becomes a part of this Prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Prospectus until all of the securities offered by this Prospectus have been sold or deregistered (other than information in such filings that were furnished, under applicable SEC rules, rather than filed):

•	our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2016 (including the portions of the Proxy Statement on Schedule 14A, filed on March 15, 2017, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed on April 28, 2017, July 25, 2017 (Item 8.01 only), October 17, 2017 and November 3, 2017; and

•	the description of TSYS common stock contained in our Registration Statement on Form 8-A (Registration No. 001-10254) filed on May 17, 1989, as amended by our Current Report on From 8-K filed on May 8, 2013.

You may request a copy of these filings (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents) and a copy of our most recent Annual Report to Shareholders at no cost by writing or telephoning us at the following address and phone number:

Senior Director of Investor Relations

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

(706) 644-4918

You should rely only on the information contained or incorporated by reference in this Prospectus and the applicable Prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this Prospectus to sell securities if it is accompanied by a Prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this Prospectus or the applicable Prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

Stock Splits, Stock Dividends and Other Distributions

In the event dividends are paid in TSYS stock, or if TSYS stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.

Voting of Proxies

TSYS will send you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. Your shares will be voted in accordance with your instructions. If you do not vote or if you return your proxy card unsigned none of your shares will be voted.

Responsibility of Administrator and TSYS

Neither TSYS nor the Administrator will be liable for any act performed in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

•	failure to terminate a Plan account, sell shares in the Plan or invest optional cash payments or dividends without receipt of proper documentation and instructions; or

•	purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

•	any fluctuation in the market value after purchase or sale of shares.

Neither TSYS nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

Plan Modification or Termination

TSYS reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. TSYS and the Administrator also reserve the right to change any administrative procedures of the Plan.

Change of Eligibility or Termination

TSYS reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify the shareholder in writing and will continue to safekeep their shares but will no longer accept optional cash investments or reinvest their dividends. The Administrator will also issue a certificate upon request.

Foreign Participation

If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. TSYS reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.

Legal Matters

Kathleen Moates, Senior Deputy General Counsel of TSYS, gave her opinion regarding the validity of the stock covered by this Prospectus. Ms. Moates owns shares of TSYS stock and is eligible to participate in the Plan.

Experts

The consolidated financial statements (and schedule) of Total System Services, Inc. as of December 31, 2016 and 2015, and for each of the three years in the three-year period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016 contains an explanatory paragraph that states that management excluded TransFirst Holdings Corp. from its assessment. KPMG LLP also excluded TransFirst Holdings Corp. from its evaluation of internal control over financial reporting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following statement sets forth the estimated amounts of expenses to be paid by Total System Services, Inc. (the “Company”) in connection with the offering described in this registration statement:

Amount
Securities and Exchange Commission Registration Fee	$8,911
Printing Fees	5,000
Accounting Fees and Expenses	5,000
Miscellaneous Expenses	1,000

$19,911

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the Georgia Business Corporation Code and the Bylaws of the Company.

Georgia Business Corporation Code

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GBCC’) provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the GBCC for which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance of expenses in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the GBCC provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, resolution of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Bylaws and Insurance

In accordance with Article VIII of the Company’s Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted under the GBCC from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the Company; (b) because he or she is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Pursuant to Article VIII of the Bylaws of the Company, reasonable expenses incurred in any proceeding shall be paid by the Company in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and the Company has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

The Company carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of the Company for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims. The Company has also entered into indemnification agreements with its directors and certain of its officers providing contractual indemnification to the fullest extent possible under Georgia law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits.

Exhibit No.	Description

4.1	Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 30, 2009.

4.2	Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 28, 2009.

5.1	Opinion of Kathleen Moates, Senior Deputy General Counsel of the Company, as to the legality of the securities being offered.

23.1	Consent of KPMG LLP

23.2	The Consent of Kathleen Moates, Senior Deputy General Counsel of the Company, is contained in her opinion filed as Exhibit 5.1.

24.1	Powers of Attorney (included in signature pages of this Registration Statement).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any Prospectus required by

Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of Prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B:

(a)	Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

(b)

Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 30, 2009.

4.2	Bylaws of the Company, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 28, 2009.

5.1	Opinion of Kathleen Moates, Senior Deputy General Counsel of the Company, as to the legality of the securities being offered.

23.1	Consent of KPMG LLP

23.2	The Consent of Kathleen Moates, Senior Deputy General Counsel of the Company, is contained in her opinion filed as Exhibit 5.1.

24.1	Powers of Attorney (included in signature pages of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 3rd day of November, 2017.

TOTAL SYSTEM SERVICES, INC. (Registrant)

By:	/s/ M. Troy Woods
M. Troy Woods,
Chairman, President and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Troy Woods and Paul M. Todd each of them, his true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ M. Troy Woods M. Troy Woods, Chairman, President, Principal Executive Officer and Director	Date: November 3, 2017

/s/ Paul M. Todd Paul M. Todd, Senior Executive Vice President and Principal Financial Officer	Date: November 3, 2017

/s/ Dorenda K. Weaver Dorenda K. Weaver, Chief Accounting Officer	Date: November 3, 2017

/s/ F. Thaddeus Arroyo F. Thaddeus Arroyo, Director	Date: November 3, 2017

/s/ Kriss Cloninger III Kriss Cloninger III, Director	Date: November 3, 2017

/s/ Walter W. Driver, Jr. Walter W. Driver, Jr., Director	Date: November 3, 2017

/s/ Sidney E. Harris Sidney E. Harris, Director	Date: November 3, 2017

/s/ William M. Isaac William M. Issac, Director	Date: November 3, 2017

/s/ Mason H. Lampton Mason H. Lampton, Director	Date: November 3, 2017

/s/ Connie D. McDaniel Connie D. McDaniel, Director	Date: November 3, 2017

/s/ Richard A. Smith Richard A. Smith, Director	Date: November 3, 2017

Philip W. Tomlinson, Director	Date:

/s/ John T. Turner John T. Turner, Director	Date: November 3, 2017

/s/ Richard W. Ussery Richard W. Ussery, Director	Date: November 3, 2017